As filed with the Securities and Exchange Commission on July 1, 2009

Registration No. 333-150997

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

E*TRADE Financial Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware		94-2844166
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
135 East 57th Street New York, New York 10022 (646) 521-4300
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Karl A. Roessner General Counsel 135 East 57th Street New York, New York 10022 (646) 521-4300
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Bruce K. Dallas Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐  _______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐  ______

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☒                                                                                                  Accelerated filer  ☐

Non-accelerated filer  ☐   (Do not check if a smaller reporting company)                 Smaller reporting company  ☐

EXPLANATORY NOTE

On May 19, 2008, E*TRADE Financial Corporation (the “Company”) filed a registration statement on Form S-3ASR (File No. 333-150997) (the “Registration Statement”).  The Registration Statement was filed in connection with the Company’s contractual obligations to maintain an effective resale registration statement for certain of its security holders.  The Registration Statement was declared effective automatically upon filing.

Upon the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, the Registration Statement ceased to be usable as the Company was no longer a “well-known seasoned issuer” (as such term is defined in Rule 405 under the Securities Act of 1933, as amended).  Therefore, the Company hereby withdraws the Registration Statement.  The Company has subsequently regained “well-known seasoned issuer” status.

$349,590,360 aggregate amount of securities were sold under the Registration Statement.  In accordance with Rule 457(p) promulgated under the Securities Act of 1933, as amended, all unused fees paid to the Commission in connection with the filing of the Registration Statement (equaling $95,719) shall be credited for future use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended,, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 1, 2009.

E*TRADE Financial Corporation
By:	/s/ Bruce Nolop
Bruce P. Nolop Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Donald Layton	Chief Executive Officer and Chairman of the Board (principal executive officer)	July 1, 2009
Donald H. Layton

/s/ Bruce Nolop	Chief Financial Officer (principal financial and accounting officer)	July 1, 2009
Bruce P. Nolop

/s/ Robert Druskin	Director	July 1, 2009
Robert Druskin

/s/ Ronald Fisher	Director	July 1, 2009
Ronald D. Fisher

Director
Kenneth C. Griffin

/s/ George Hayter	Director	July 1, 2009
George A. Hayter

/s/ Frederick Kanner	Director	July 1, 2009
Frederick W. Kanner

Director
Michael K. Parks

Director
C. Cathleen Raffaeli

Director
Lewis E. Randall

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Signature	Title	Date

Director
Joseph L. Sclafani

/s/ Donna L. Weaver	Director	July 1, 2009
Donna L. Weaver

/s/ Stephen H. Willard	Director	July 1, 2009
Stephen H. Willard

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